$150,000,000

                       INTEGRATED DEVICE TECHNOLOGY, INC.

                         % CONVERTIBLE SUBORDINATED NOTES DUE 2002

                             Underwriting Agreement



                                                                   May    , 1995

LEHMAN BROTHERS INC.
MONTGOMERY SECURITIES
SMITH BARNEY INC.
c/o Lehman Brothers Inc.
American Express Tower
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Integrated Device Technology, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you as the underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of $150,000,000 in principal amount of % Convertible Subordinated Notes Due 2002 (the "Firm Notes") of the Company. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Notes, the Company proposes to grant to the Underwriters an option to purchase up to an additional $22,500,000 aggregate principal amount of its % Convertible Subordinated Notes Due 2002 (the "Option Notes"). The Firm Notes and any Option Notes purchased pursuant to this Underwriting Agreement are herein called the "Notes." The Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and The First National Bank of Boston, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined below). The Notes are convertible into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions and adjustments set forth in the Indenture, at a conversion price of $ per share, subject to adjustment under certain circumstances.

         This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                   (a) A  registration  statement  on Form S-3  (File No.      )
with respect to the Notes (i) has been prepared by the Company in conformity with the requirements of the

Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the
Commission under the Securities Act and (iii) has become effective under the Securities Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to the Underwriters. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations ("Rule 430A"); and "Prospectus" means the form of prospectus relating to the Notes, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations ("Rule 424(b)"); provided, however, that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Notes that differs from the Prospectus as first filed pursuant to paragraph (1) or (4) of Rule 424(b) (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any post-effective amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for inclusion therein; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

                  (c) The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus will, when such documents become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Price Waterhouse LLP, who have certified certain financial statements of the Company and whose reports appear in the Prospectus or are incorporated by reference therein, are independent certified public accountants as required by the Securities Act and the Rules and Regulations and were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus. The financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated, and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

                  (e) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K for the Company's most recent fiscal year. The Company and each of its subsidiaries other than Quantum Effect Design, Inc. ("QED") (herein collectively referred to as "subsidiaries"), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries (other than director's qualifying shares) free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect except where the failure to be in such possession or compliance, or the failure of any such authorizations, licenses, permits, consents, certificates or orders would not in any single case or in the aggregate, have a material adverse affect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or the affected subsidiary; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse affect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or the affected subsidiary; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         QED has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus. The Company owns 2,200,000 shares of the Common Stock of QED and 1,440,000 shares of the Series A Preferred Stock of QED, constituting approximately 48% of the Common Stock of QED and a majority of the Preferred Stock of QED. The shares of capital stock of QED owned by the Company are owned free and clear of all claims, liens, charges and encumbrances; and were duly authorized and validly issued, are fully paid and nonassessable. To the best knowledge of the Company, QED is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which, to the best knowledge of the Company, are in full force and effect except where the failure to be in such possession or compliance, or the failure of any such authorizations, licenses, permits, consents, certificates or orders would not in any single case or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or QED. To the best knowledge of the Company, QED is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or QED; and to the best knowledge of the Company, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. To the best knowledge of the Company, the Company is the sole and exclusive owner of the Products, as such term is defined in the Development and License Agreement between the Company and QED dated as of January 13, 1992, as amended. To the best knowledge of the Company, the representations and warranties set forth in subparagraphs (i), (k), (l), (m), (n), (o), (s) and (y) of this Section 2 are also true and correct with respect to QED. To the best knowledge of the Company, QED does not own or control, directly or indirectly, any corporation, association or other entity.

                  (f) All of the outstanding shares of Common Stock have been, and the Notes, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable; all of the shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and non-assessable; the Common Stock issuable upon conversion of the Notes conforms to the description thereof contained in the Prospectus. Except as disclosed in the Registration Statement and exhibits thereto, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock or other securities pursuant to the Company's Restated Certificate of Incorporation, as amended, or By-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company. The capitalization of the Company is as set forth in the Prospectus.

                  (g) The  Indenture  has been duly  authorized  and,  when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; the Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform to the description thereof contained in the Prospectus.

                  (h) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), results of operations, business or prospects, of the Company and its subsidiaries taken as a whole from the date as of which information is given in the Prospectus.

                  (i) The Company and each of its subsidiaries is not, and with the giving of notice or lapse of time or both will not be, in violation of or in default under, and the execution, delivery or performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Notes and the Common Stock issuable upon conversion of the Notes, will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company or any of its subsidiaries or, in a manner which would have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, any loan agreement, indenture, mortgage, deed of trust, or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject; the performance by the Company of its obligations hereunder and under the Indenture will not violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries. Except for the registration of the Notes and the Common Stock issuable upon conversion of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the rules of the National Association of Securities Dealers, Inc. ("NASD") and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and the issuance of the Common Stock upon conversion of the Notes.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by federal or state securities laws and public policy related thereto and except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or the effect of rules of law governing specific performance, injunctive relief, or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (k) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future revenues or earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the issuance of capital stock on the exercise of options and warrants or pursuant to a stock purchase plan, in each case as described in or contemplated by the Registration Statement and the Prospectus) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

                  (l) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held under valid and binding leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (m) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (n) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party, or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or employee matters, which action, suit or proceeding might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Except for the Limited Exclusion Order dated February 18, 1992 and the Order to Cease and Desist dated February 18, 1992, each issued by the United States International Trade Commission in connection with Investigation No. 337-TA-315, and the determination of the administrative law judge in connection therewith, neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                  (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is or they are conducting business, including, without limitation, all applicable local, state and federal, tax, employment and environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and its subsidiaries.

                  (p) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or Notes to facilitate the sale or resale of the Notes.

                   (q) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (s) Each of the Company and its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns which have been required to be filed through the date hereof and has paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial position, stockholder's equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (t) Except as described in the Registration Statement, the Company and its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business.

                  (u) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or, to the knowledge of the Company, any of its subsidiaries or predecessors in interest at, upon or from any of the property owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably expected to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole; to the knowledge of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (v) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, beneficial owners of more than five percent of the Company's capital stock, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

                  (w) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

                  (x) The Company has obtained agreements from each director and executive officer of the Company, providing that such person will not, for a period of thirty (30) days after the Effective Date, directly or indirectly, sell, offer to sell, contract to sell, or otherwise sell or dispose of, or agree to dispose of, any shares of Common Stock or any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock, other than (i) as a bona fide gift or gifts where prior notice is provided to you and the donee agrees to be bound to the agreement or (ii) with the prior written consent of Lehman Brothers Inc., which consent may be withheld at the sole discretion of Lehman Brothers Inc. Each such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by such person or entity, unless such person is in compliance with the foregoing restrictions.

                  (y) Except as disclosed in or  contemplated  by the Prospectus
(i) the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted and as contemplated to be conducted; (ii) the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations, in any single case or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or its subsidiaries; and (iii) the Company has no knowledge of any infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and its subsidiaries.

                  (z) The Company and its subsidiaries have not been advised, and have no reason to believe, that they are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not materially and adversely affect the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

                  (aa) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (bb) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's policies or authorization and (B) transactions are recorded as necessary to permit preparation of its consolidated financial statements and to maintain accountability for assets of the Company and its subsidiaries, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (cc) The Common Stock is listed on the Nasdaq National Market and the Notes, upon notice of issuance, will be listed on the Nasdaq Small-Cap Market.

                  (dd) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (ee) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (ff) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Notes other than the Prospectus, the related Preliminary Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (gg) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

         2.       Purchase of the Notes by the Underwriters.

                  (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of _____% of the principal amount thereof plus accrued interest from ___________, 1995 to the First Closing Date (as defined herein), if any, the number of Firm Notes set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer the Firm Notes to the public as set forth in the Prospectus.

                  (b) The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in the sale of Firm Notes, if any, all or any portion of the Option Notes for a period of thirty (30) days from the date hereof at the purchase price set forth
above plus accrued interest from              ,  1995 to the Option Closing Date
(as defined herein). Option Notes shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Notes set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted so that no Underwriter shall be obligated to purchase Option Notes other than in $1,000 principal amounts.

         3. Delivery of and Payment for Notes. Delivery of the Firm Notes, and the Option Notes, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 12 hereof) prior to the First Closing Date, shall be made at the offices of Lehman Brothers Inc., 388 Greenwich Street (Cashier's Window, Main Level), New York, New York 10013 (or such other place as mutually may be agreed upon), at 10:00 A.M., New York City time, on the fifth full Business Day following the date of this Agreement or on such later date as shall be determined by you and the Company (the "First Closing Date").

         The option to purchase Option Notes granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from the Underwriters. Such notice shall set forth the aggregate principal amount of Option Notes as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Underwriters, when the Option Notes are to be delivered (the "Option Closing Date"). Delivery and payment for such Option Notes shall be made at the offices set forth above for delivery and payment of the Firm Notes. (The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates".)

         Delivery of the Notes shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment of the purchase price therefor by certified or official bank check payable in New York Clearing House funds to the order of the Company. The Notes shall be in fully registered form in such names and denominations as you shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging in New York, New York or such other location as may be designated by you at least one full Business Day prior to such Closing Date. Time shall be of the essence, and delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

         4. Covenants. The Company covenants and agrees with each Underwriter that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective and shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A of the Rules and Regulations and shall notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be reasonably necessary or advisable in connection with the distribution of the Notes; and the Company shall not file any amendment or supplement to the Registration Statement or the Prospectus, or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which filing is not consented to by you after reasonable notice thereof; such consent not to be unreasonably withheld or delayed. The Company shall advise you promptly, after notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threat of any proceedings for any such purpose, or of any requests by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information with respect thereto; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the withdrawal or lifting thereof.

                  (b) The Company shall furnish to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, and shall furnish to the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Preliminary Prospectus or Prospectus), in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

                  (c) Within the time during which the Prospectus relating to the Notes is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or to file any document, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

                  (d) The Company shall promptly from time to time take such action as the Underwriters may reasonably request to qualify the Notes and the Common Stock issuable upon conversion of the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (e) The Company shall make generally available to its security holders (and shall deliver to the Underwriters), in the manner contemplated by Rule 158(b) under the Securities Act or otherwise, as soon as practicable but in any event not later than 90 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Effective Date.

                  (f) The Company shall not, during the ninety (90) days following the Effective Date, except with the prior written consent of Lehman Brothers Inc., offer for sale, sell or otherwise dispose, directly or indirectly, of any shares of Common Stock or Notes (except for the issuance of shares of Common Stock pursuant to existing options or options granted pursuant to employee benefit plans or qualified stock option plans existing on the date hereof, pursuant to employee stock purchase plans existing on the date hereof or upon conversion of the Notes), sell or grant options, rights or warrants with respect to any shares of Common Stock (other than pursuant to option plans and employee stock purchase plans existing on the date hereof) or register shares of its capital stock under the Securities Act for sale or disposition by others (other than in respect of option plans and employee stock purchase plans existing on the date hereof). The Company shall not take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or the Notes to facilitate the sale or resale of the Notes.

                  (g) The Company shall apply the net proceeds of the sale of the Notes as set forth in the Prospectus. The Company shall take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (h)  Whether or not this  Agreement  becomes  effective  or is terminated or the sale of the Notes to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Notes, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements and schedules therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the Form T-1 filed in connection with the Notes (the "Form T-1") and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the printing, delivery and shipping of this Agreement and other underwriting documents, including, but not limited to, Underwriters' Questionnaires, Underwriters' Power of Attorney, Agreements Among Underwriters and Selected Dealer Agreements, (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Notes under state securities laws as provided in Section 4(d) hereof and of preparing, printing and distributing Preliminary and Final Blue Sky Memoranda and a Legal Investment Survey, (D) the filing fee of the NASD, (E) any applicable listing or other fees, (F) the cost and charges of any transfer agent or registrar, (G) any fees charged by securities rating services for rating the Notes, (H) the cost of printing the Indenture and the Notes, (I) the costs and fees of any trustee with respect to the Indenture and (J) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes due upon resale of any of the Notes by them and any advertising expenses incurred in connection with any offers they may make. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder set forth in Section 5 hereof (other than those set forth in Section 5(l)) is not fulfilled or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (other than as a result of any default by an Underwriter pursuant to Section 7 hereof), the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

                  (i) The Company shall on or prior to each Closing Date cause the Notes to be purchased on such date by the Underwriters to be approved for inclusion in the Nasdaq SmallCap Market, subject only to official notice of issuance and shall take such action as shall be necessary to comply with the rules and regulations of the Nasdaq Small-Cap Market with respect to such Notes.

                  (j) The Company shall use its best efforts to complete the listing of the Common Stock issuable upon conversion for the Notes on the Nasdaq National Market prior to the initial issuance of such Common Stock.

                  (k) During the period of five (5) years hereafter, or, if shorter, for so long as required by law, the Company will furnish to each of the
Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

         5. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and as of each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Underwriters, the Indenture shall have been qualified under the Trust Indenture Act, and the Form T-1 shall have become effective, and the Underwriters shall have received notice of the foregoing not later than the first full business day next following the date of this Agreement or on such later date as shall be consented to in writing by the Under- writers; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

                  (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statement not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Common Stock issuable upon conversion of the Notes, the Registration Statement, the Form T-1 and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) On or prior to each Closing Date, you shall have received from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, such opinion or opinions with respect to corporate proceedings by the Company, the form of Registration Statement and Prospectus (other than financial statements and schedules and other financial data), the validity of the Notes, and other related matters as you may reasonably request and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

                  (e) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Fenwick & West, counsel for the Company, dated such Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

                             (i) The Company and its  subsidiaries  in Japan and
Malaysia (the "Material Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own or lease their respective properties and conduct its business as described in the Prospectus; the Company and each of its Material subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries taken as a whole.

                             (ii) QED has been duly  incorporated and is validly
existing as a corporation in good standing under the laws of the state of its incorporation. To the best of such counsel's knowledge, QED is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or QED, taken as a whole, and to such counsel's knowledge, QED has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. To the knowledge of such counsel, the Company owns 2,200,000 shares of Common Stock of QED and 1,440,000 shares of the Series A Preferred of QED. To the knowledge of such counsel, the shares of QED capital stock issued to the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of tithes whatsoever. To the best of such counsel's knowledge, QED is not in violation of or default under a provision of its charter, bylaws, or other organizational document, or in violation, breach of or default with respect to any provision of any agreement, lease, license or other instrument between QED and the Company.

                             (iii) The Company has  authorized  and  outstanding
capital stock as set forth under the caption "Capitalization" in the Prospectus, as of the date set forth therein; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of this Agreement and the Indenture, will be validly issued, fully paid and non-assessable and the certificates evidencing the Common Stock issuable upon conversion of the Notes are in due and proper form under Delaware law; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares, if any) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims.

                             (iv) To the best of such counsel's  knowledge,  all
of the issued and outstanding shares of capital stock of the Company's Material Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company (other than director's qualifying shares, if any) free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

                             (v)  Except  as  set  forth  in  the   Registration
Statement or exhibits thereto, there are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any Notes or the Common Stock issuable upon conversion of the Notes pursuant to the Company's Restated Certificate of Incorporation, as amended, or By-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which it may be bound; and to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for the registration of any shares of Common Stock or other securities of the Company.

                             (vi)   The    Registration    Statement   and   all
post-effective amendments thereto have become effective under the Securities Act and to the knowledge of such counsel no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act; all filings required by Rule 424(b) of the Rules and Regulations have been timely made; and the Indenture has been qualified under the Trust Indenture Act.

                             (vii)   The    statements    under   the   caption,
"Description of Notes," in the Prospectus, insofar as such statements constitute a summary of the documents or instruments referred to therein or matters of law or regulation, fairly and correctly present in all material respects the information required to be disclosed in the Prospectus with respect to such documents and matters.

                             (viii) To the best  knowledge of such counsel,  (i)
there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required; and (ii) there are no legal or governmental proceedings pending or threatened (or contemplated by governmental authorities) against the Company or any of its subsidiaries, or of which any property or assets of the Company or any of its subsidiaries is the subject, required to be described in the Prospectus that are not so described.

                             (ix) To the best knowledge of such counsel, each of
the Company and its subsidiaries is not in violation of its charter or by-laws. Neither the execution nor the delivery of this Agreement and the Indenture nor the consummation of the transactions contemplated hereby and thereby (including the issuance and delivery of the Notes and the Common Stock issuable upon conversion of the Notes) will result in a violation of the Company's (or any of its subsidiaries') charter or by-laws or, to such counsel's knowledge, result in the material breach or violation of any of the terms or provisions of, or constitute a material default under, any material agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or, to such counsel's knowledge, any law, rule, administrative regulation or decree known to such counsel of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or the properties or assets of the Company or any of its subsidiaries, or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries, in any manner that might have a material adverse effect on the condition (financial or other), results of operations, business or business prospects of the Company and its subsidiaries taken as a whole. Except for permits, consents and similar authorizations required under the securities or "blue sky" laws of certain jurisdictions and by the NASD (as to which such counsel need express no opinion), and under the Securities Act, no permit, consent, approval, authorization, designation, declaration or order of or filing by or with any court or regulatory, administrative or other governmental agency or body is required in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance of the Common Stock upon conversion of the Notes, except for such permits, consents, approvals, authorizations, designations, declarations and orders which have been obtained.

                             (x) The Company has full right, power and authority
to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnification or contribution hereunder may be limited under federal and state securities laws and the policies underlying such laws; the Indenture has been duly authorized, and when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Notes have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered pursuant to the Indenture, will be validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         In rendering such opinion Fenwick & West may rely as to matters governed other than by the laws of the State of California, the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case Fenwick & West shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

         Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that (w) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement (and the documents incorporated by reference therein), and (x) based on the foregoing: (i) such counsel believes that the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial and statistical information included therein) and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Closing Date when the documents incorporated by reference therein became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial and statistical information included therein); and (ii) no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date (including information incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including information incorporated by reference therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such counsel need express no view as to financial statements, schedules and other financial and statistical information included therein.

                  (f) There shall have been furnished to you a certificate, dated such Closing Date and addressed to you, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:
(i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to their knowledge, threatened; (iii) all filings required by Rule 424(b) and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not mislead- ing; and (v) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                  (g) Since the Effective Date, each of the Company and its subsidiaries shall not have sustained any loss by fire, flood, accident or other calamity, and shall not have become a party to or the subject of any litigation, which is materially adverse to the Company and its subsidiaries taken as a whole, and there shall not have been a material adverse change in the general affairs, operations, business, prospects, key personnel, capitalization, financial condition or net worth of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Notes.

                  (h) On each Closing Date you shall have received a letter of Price Waterhouse LLP, independent accountants, dated such Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

                  (i) You should have received on or before the First Closing Date, letters from each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of thirty (30) days after the Effective Date, such person will not sell or offer to sell, contract to sell, or otherwise sell or dispose of, any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, owned directly by such person or with respect to which such person has the power of disposition other than (i) as a bona fide gift or gifts where prior notice is provided to you and the donee agrees to be bound by the foregoing agreement or
(ii) without the prior written consent of Lehman Brothers Inc., which consent may be withheld at the sole discretion of Lehman Brothers Inc.. Each such person shall also agree and consent to the entry of stock transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by such person or entity, unless such person is in compliance with the foregoing restrictions.

                  (j) You shall have been furnished such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

                  (k) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's Notes.

                  (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by either Federal or State authorities, (iii) the United States shall have become engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of a majority in interest of the several Underwriters, make it inadvisable or impractical to proceed with the delivery of the Notes.

                  (m) The Notes shall be approved for inclusion on the Nasdaq Small-Cap Market, subject only to official notice of issuance.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, the Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given the Company in writing, or by telegraph or telephone and confirmed in writing.

         6.       Indemnification and Contribution.

                  (a)  The  Company  shall  indemnify  and  hold  harmless  each
Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Notes under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter or controlling person promptly after receipt of invoices from such Underwriter or controlling person for any legal or other expenses as reasonably incurred by such Underwriter or controlling person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action (such reimbursement payments which are not made to an Underwriter within thirty (30) days of a request for reimbursement, shall bear interest at the prime rate as announced from time to time by Bank of America NT&SA, San Francisco, California), notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this paragraph 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation of the Registration
Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application; and provided, further, that the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if the Prospectus corrected such alleged untrue statement or omission and if such Underwriter failed to send a copy of the Prospectus to such person at or prior to the written confirmation of the sale of the Notes to such person so long as the Company shall have complied with the provisions of Section 4(c) hereof. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor.

                  (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or any such director, officer, or control person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Company and any such director, officer or controlling person promptly after receipt of invoices from the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter pursuant to Section 6(f) hereof; and provided further, however, no Underwriter shall be required to contribute or make any payments under this
Section 6 which in the aggregate exceed the underwriting discounts and commissions received by such Underwriter.

                  (c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters shall have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in your reasonable judgment, it is advisable for such Underwriters to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this subsection
(d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

                  (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  (f) The Company and the Underwriters severally confirm that the statements with respect to the public offering of the Notes set forth: (i) in the last paragraph of the front cover page of, (ii) in the first paragraph of the inside front cover page of, and (iii) under the caption "Underwriting" (except for the last two paragraphs thereof) in the Prospectus constitute the only information furnished in writing to the Company by the Underwriters for use in connection with the preparation of the Registration Statement, any Preliminary Prospectus, and the Prospectus.

                  (g) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

         7. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the number of Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Notes less the number of Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the Notes which the defaulting Underwriter agreed but failed to purchase; except that the nondefaulting Underwriters shall not be obligated to purchase any of the Notes if the total number of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed % of the total principal amount of Notes, and any non-defaulting Underwriters shall not be obligated to purchase more than [110%] of the principal amount of Notes set forth opposite its name in Schedule I hereto plus the total principal amount of Option Notes purchasable by it pursuant to the terms of Section 2 hereof. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to you do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, the Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(h) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to you are obligated or agree to purchase the Notes of a defaulting Underwriter, either you or the Company may postpone the First Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

         8.       Effective Date and Termination.

                  (a) This Agreement shall become effective at 11:00 A.M., New York City time, on the first full Business Day following the date hereof, or at such earlier time after the Registration Statement becomes effective as you shall first release the Firm Notes for sale to the public. You shall notify the Company immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Company, except that the provisions of
Section 4(h) and Section 6 shall at all times be effective. For purposes of this Agreement, the release of the Firm Notes for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Notes to securities dealers or release for publication a newspaper advertisement relating to the Firm Notes, whichever occurs first.

                  (b) Until the First Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder or
(ii) any other condition to the Underwriters' obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(h) and 6 hereof.

         Any notice  referred to above may be given at the address  specified in
Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

         9. Survival of Certain Provisions. The agreements contained in Section 6 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof shall survive the delivery of the Notes to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         10. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by telegraph addressed to the Company at 2975 Stender Way, Santa Clara, California 95054 Attention: Leonard C. Perham, with a copy to Dennis R. DeBroeck, Fenwick & West, Two Palo Alto Square, Suite 800, Palo Alto, California 94306; and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing or by telegraph addressed to you in care of Lehman Brothers Inc., American Express Tower, Three World Financial Center, New York, New York 10285. Attention: Syndicate Department with a copy to Jeffrey D. Saper, Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050.

         11. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. Definition of "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law or conflict of law principles thereof.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The headings used herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please confirm such agreement and your acceptance in the space provided for that purpose below.


                                Very truly yours,

                                INTEGRATED DEVICE TECHNOLOGY, INC.



                                By:
                                   ---------------------------------------------
                                                   Leonard C. Perham
                                                Chief Executive Officer
Confirmed and accepted as of
the date first above mentioned

LEHMAN BROTHERS INC.
MONTGOMERY SECURITIES
SMITH BARNEY SHEARSON INC.


By:  LEHMAN BROTHERS INC.


By:
   ---------------------------------
            Michael S. Wishart
            Managing Director

                                   SCHEDULE I



                   Underwriting Agreement dated May     , 1995




                                                                Principal Amount
                                                                     of Firm
                                                                   Notes to be
         Underwriter                                                Purchased
         -----------                                                ---------

Lehman Brothers Inc...........................................     $

Montgomery Securities.........................................

Smith Barney Shearson Inc.....................................
                                                                   $150,000,000